FOR IMMEDIATE RELEASE

                                                              News Release
For More Information Contact:

Dennis P. Wolf                                                Julie Cimino
Executive Vice President and CFO                              Investor Relations
(510) 657-7400                                                (510) 657-7400

                      CREDENCE SYSTEMS REPORTS RESULTS FOR
                          THIRD FISCAL QUARTER OF 1999

     FREMONT,  Calif. - August 20, 1999 - Credence Systems  Corporation  (Nasdaq
NMS: CMOS) today reported results for its third fiscal quarter ended July 31, 1999. Net sales were $52.4 million, an increase of 40 percent from net sales of $37.3 million in the third quarter of fiscal 1998. Net sales were up $14 million sequentially or 37 percent from the company's second fiscal quarter of 1999. The net income for the third quarter of fiscal 1999 was $2.9 million or $0.13 per diluted share, compared to a net loss of $33.6 million during the third fiscal quarter of 1998, or $1.55 per share. The third quarter 1999 net income showed improvement over the second fiscal quarter when the company reported a net loss of $5.2 million or $0.25 per share.

     The company posted a pre-tax gain of $763,000 for the retirement of $9.4 million of its convertible subordinated notes in exchange for 275,000 shares of the company's common stock held in its treasury during the third quarter. Before the extraordinary gain for the retirement of this debt, the company's net income for the third quarter was $2.4 million or $0.11 per diluted share.

     Credence's executive vice president and chief financial officer, Mr. Dennis Wolf, said, "We are very pleased to be reporting net income this quarter. Our sales volumes continued to increase during the quarter and this increased volume had the effect of further improving our gross margin, which stood at 52.6 percent for the quarter. The operating expenses grew a modest three percent above the second quarter of fiscal 1999 level, excluding special charges." Mr. Wolf continued, "Our balance sheet continued to strengthen during the quarter as we increased cash and investments despite a significant sales ramp."

                                    - MORE -

CREDENCE SYSTEMS REPORTS RESULTS FOR THIRD FISCAL QUARTER OF 1999
Page 2


     Mr. David Ranhoff, Credence's executive vice president said, "Our revenue and bookings activity for the third fiscal quarter increased from our second fiscal quarter. This increase came from our existing customer base as well as from our new products at several new major semiconductor manufacturers. During the quarter we won eleven new accounts with new business continuing to account for greater than 20 percent of our bookings. We also saw increased order activity from major IC manufacturers in both the U.S. and Europe." Mr. Ranhoff continued, "We are particularly pleased with our ability to have ramped the new Quartet line this quarter. It is a new product that meets today's consumer mixed-signal IC needs."

     On July 31, 1999 the company announced the appointment of Dr. Graham J. Siddall as its new President and CEO and as a member of the Board of Directors. Commenting on this appointment, Dr. William Howard, Credence's Chairman stated, "Graham brings to Credence Systems Corporation precisely the kind of experience we need right now as we move from being a smaller company to becoming a larger company. I am confident that Graham knows what initiatives are required and how to lead us along this path."

     Credence Systems Corporation is a leader in the manufacture of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and non-volatile memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and ownership requirements of its customers.

     Headquartered in Fremont, California, the company maintains advanced production and design facilities in Hillsboro, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS.

     Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer

                                    - MORE -

CREDENCE SYSTEMS REPORTS RESULTS FOR THIRD FISCAL QUARTER OF 1999
Page 3

demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, the Company's ability to complete the development of its new products, product mix, overhead absorption, cyclicality and downturns in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology, product introductions, the risk of early obsolescence and the Company's ability to control expenses (including the ability to identify and successfully institute additional cost-saving measures).

     Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.

     Credence, Credence Systems, Quartet Kalos and ValStar are trademarks of Credence Systems Corporation. Other trademarks, which may be mentioned in this release, are the intellectual property of their respective owners.


                                    - MORE -

                          CREDENCE SYSTEMS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                  Prior
                                                Three Months                      Quarter                 Nine Months
                                                    Ended                          Ended                     Ended
                                                   July 31,                      April 30,                  July 31,
                                      -----------------------------------     ----------------     --------------------------
                                             1999                 1998             1999              1999             1998
                                        ---------------    ---------------    ----------------     ------------   -----------

Net sales                                   $52,378            $37,322            $38,100          $116,968         $194,357

Cost of goods sold - on net sales            24,826             16,901             19,001            59,103           84,003

Cost of goods sold - restructure                 --             20,952                 --                --           20,952
and other
                                    ----------------    ---------------   ----------------     --------------     ------------
Gross margin                                 27,552              (531)             19,099            57,865           89,402

Operating expenses:

Research and development                      9,631             11,569              9,146            27,780           37,293

Selling, general and                         14,184             13,987             13,872            40,287           52,226
administrative

Special charges                                  --             23,224              6,231             6,231           23,224

                                    ----------------    ---------------   ----------------    --------------   --------------
   Total operating expenses                  23,815             48,780             29,249            74,298          112,743
                                    ----------------    ---------------   ----------------    --------------   --------------

Operating income (loss)                       3,737           (49,311)           (10,150)          (16,433)         (23,341)

Interest and other income
(expenses), net                                 (6)                (7)                240              (67)            1,151
                                    ----------------    ---------------   ----------------    ---------------  --------------

Income (loss) before income taxes             3,731           (49,318)            (9,910)          (16,500)         (22,190)

Income taxes (benefit)                        1,352           (15,682)            (3,571)           (5,948)          (6,458)

Minority interest                              (15)               (50)                (8)              (31)            (124)
                                    ----------------    ---------------   ----------------    --------------    --------------

Net income (loss) before
extraordinary items                         $ 2,364          ($33,586)          ($ 6,331)        ($ 10,583)       ($ 15,608)
                                    ================    ===============   ================    ==============   ==============

Gain on extinguishment of debt                  488                 --              1,158             1,646               --

Net income (loss)                           $ 2,852          ($33,586)          ($ 5,173)        ($  8,937)       ($ 15,608)
                                    ================    ===============   ================    ==============   ==============

Net income (loss) per share
   Basic                                      $0.13            ($1.55)            ($0.25)           ($0.42)          ($0.72)
                                    ================    ===============   ================    ==============   ==============
   Diluted                                    $0.13            ($1.55)            ($0.25)           ($0.42)          ($0.72)
                                    ================    ===============   ================    ==============   ==============

Number of shares used in
computing per share amount
   Basic                                     21,257             21,674             20,811            20,874           21,726
                                    ================    ===============   ================    ==============   ==============
   Diluted                                   22,116             21,674             20,811            20,874           21,726
                                    ================    ===============   ================    ==============   ==============

                                    - MORE -

                          CREDENCE SYSTEMS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                  Prior Quarter
                                                           July 31,                 April 30,                October 31,
                                                    ---------------------     ------------------         ---------------------
                                                             1999                      1999                      1998
                                                     ---------------------     ---------------------     ---------------------
                                                         (unaudited)               (unaudited)
ASSETS

Current assets:
   Cash and cash equivalents                                     $ 66,066                  $ 56,694                  $ 48,391

   Restricted cash                                                     --                        --                     2,400

   Short-term investments                                          52,810                    47,236                    62,777

   Accounts receivable, net                                        47,091                    34,398                    33,901

   Inventories                                                     35,822                    32,277                    37,406

   Other current assets                                            27,115                    30,617                    40,676
                                                     ---------------------     ---------------------     ---------------------

     Total current assets                                         228,904                   201,222                   225,551

Long-term investments                                              26,381                    38,989                    20,357

Property and equipment, net                                        42,396                    41,549                    41,764

Other assets                                                       16,055                    17,430                    18,517
                                                     ---------------------     ---------------------     ---------------------

     Total assets                                                $313,736                  $299,190                  $306,189
                                                     =====================     =====================     =====================

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
   Accounts payable                                              $ 20,616                  $ 12,700                    $8,090

   Accrued liabilities                                             24,495                    23,629                    26,978

   Income taxes payable                                             5,291                     5,846                     5,877
                                                     ---------------------     ---------------------     ---------------------

     Total current liabilities                                     50,402                    42,175                    40,945

Convertible subordinated notes                                     96,610                   105,960                   115,000

Minority interest                                                     175                       160                       227

Stockholders' equity                                              166,549                   150,895                   150,017
                                                     ---------------------     ---------------------     ---------------------

     Total liabilities and stockholders' equity                  $313,736                  $299,190                  $306,189
                                                     =====================     =====================     =====================

                                    - MORE -

                          CREDENCE SYSTEMS CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

Notes: Operations for the nine month fiscal period ended July 31, 1999 included a pre-tax charge of approximately $6.2 million related to the disposal of excess facilities and severance. In addition, during the three and nine month fiscal periods ended July 31, 1999, the Company recorded pre-tax extraordinary gains of $0.8 million and $2.6 million respectively, for the retirement of $18.4 million of its convertible subordinated notes in exchange for 603,000 shares of the company's common stock held in its treasury. Operations for the three and nine month periods ended July 31, 1998 include pre-tax charges of approximately $44.2 million for the restructuring of the Company's business and the write-off of in-process research and development attributable to the acquisition of assets of Heuristic Physics Laboratories, Inc. The information in the tables below shows pro-forma net income information excluding these non-recurring items. This supplemental financial information does not purport to be prepared in accordance with generally accepted accounting principles.


                                                          Three Months                                Nine Months
                                                             Ended                                       Ended
                                                             July 31,                                  July 31,
                                                  -----------------------------            -------------------------------
                                                     1999             1998                     1999              1998
                                                  -----------      ------------            -------------     -------------

   Pro forma operating income (loss)                 $ 3,737          $(5,135)               ($ 10,202)          $20,835

                                                  -----------      ------------            -------------     ------------
   Pro forma income before tax (loss)                  3,731           (5,142)                 (10,269)           21,986
   Pro forma income tax provision/(benefit)            1,352           (1,635)                  (3,701)            6,376
   Minority interest                                    (15)              (50)                     (31)            (124)
                                                  -----------      ------------            -------------     ------------

   Pro forma net income (loss)                       $ 2,364         ($ 3,557)                ($ 6,599)          $15,486
                                                  ===========      ============            =============     ============

   Pro forma net income (loss) per share
       Basic                                           $0.11           ($0.16)                  ($0.32)            $0.71
                                                  ===========      ============            =============     ============
       Diluted                                         $0.11           ($0.16)                  ($0.32)            $0.70
                                                  ===========      ============            =============     ============

   Number of shares used in computing per
   Share amount
       Basic                                          21,257            21,674                   20,874           21,726
                                                  ===========      ============            =============     ============
       Diluted                                        22,116            21,674                   20,874           22,257
                                                  ===========      ============            =============     ============



                                      ####